UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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Athira Pharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Athirians,

Today, as you may have already seen, Richard Kayne suspended his proxy campaign. While this means that he will no longer be actively soliciting votes on his blue proxy card, votes submitted on that card will still be counted at the upcoming Annual Meeting.

We appreciate the strong support of our shareholders throughout this process and their recognition of the incredible talent and commitment of everyone at Athira.

Because of your hard work and dedication to our patients and mission, we are well positioned as we enter a pivotal chapter, with topline results from the Phase 2 ACT-AD study expected by the end of June and other upcoming clinical milestones. Let’s keep up the great work.

As a reminder, if you receive calls from the media, analysts, or other outside parties, please forward them to Julie Rathbun. And as always, if you have questions about what this means, please contact Mark Worthington.

With this chapter nearly closed, we are looking forward to focusing all of our energy on advancing our product candidates for the benefit of patients and their caregivers. Thank you for continuing to keep patients at the center of what you do – your work and commitment to improving lives will make a huge difference for many people.

Warm Regards,

Mark Litton

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding fosgonimeton as a potential treatment for Alzheimer’s disease, Parkinson’s disease dementia, Dementia with Lewy bodies, and other dementias; Athira’s platform technology and potential therapies; future development plans; clinical and regulatory objectives and the timing thereof, including the timing of the ACT-AD and LIFT-AD clinical trials and the timing of the Phase 2 clinical trial of fosgonimeton for treatment of Parkinson’s disease dementia; interactions with regulators and the timing thereof, including anticipated timing of IND or equivalent submissions; expectations regarding the potential efficacy and commercial potential of Athira’s product candidates; the anticipated reporting of data; and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” and other similar expressions, among others. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the proxy contest at Athira’s annual meeting; the preliminary data for Athira’s fosgonimeton product candidate from the Phase 1a/b trials will not continue or persist in current or planned clinical trials; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of fosgonimeton and other product candidates may occur; future potential regulatory milestones of fosgonimeton and other product candidates, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines and results of operations, including impact on Athira’s clinical trial sites and contractors who act for or on Athira’s behalf, may be more severe and more prolonged than currently anticipated; the regulatory process for Athira product candidates; the outcome of legal proceedings that have been or may in the future be instituted against us and certain of our directors and officers; clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; the impact of competition; while P300 latency is a functional measure that is highly correlated with cognition, Athira may not successfully establish a connection between these P300 latency results and improved cognition; regulatory agencies may be delayed in reviewing, commenting on or approving any of Athira’s clinical development plans as a result of the COVID-19 pandemic, which could further delay development timelines; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; the impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.